UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): September 15, 2004

Commission File Number 33-83618

SELKIRK COGEN PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	51-0324332
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

SELKIRK COGEN FUNDING CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	51-0354675
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

7600 Wisconsin Avenue, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(301) 280-6800
(Registrants’ telephone number, including area code)

Item 8.01 Other Events

Relationship with National Energy & Gas Transmission, Inc. (“NEGT”)

On September 15, 2004, NEGT announced that it had entered into a definitive purchase agreement with GS Power Holdings II LLC, a wholly owned subsidiary of The Goldman Sachs Group, Inc., (the “GS Power Agreement”) to acquire NEGT’s equity interests in 12 power plants and a natural gas pipeline, including NEGT’s indirect ownership interests in Selkirk Cogen Partners, L.P. (the “Partnership”). The GS Power Agreement resulted from a multi-round bankruptcy court-sanctioned auction bidding process in which GS Power Holdings II LLC was ultimately the winning bidder. As a result, the purchase agreement between NEGT and Denali Power, LLC previously disclosed in a Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 will ultimately be terminated prior to the consummation of the sale under the GS Power Agreement. On September 23, 2004, the U.S. Bankruptcy Court for the District of Maryland, Greenbelt Division (“Bankruptcy Court”) issued an order approving the GS Power Agreement. NEGT expects the transaction, which is subject to certain regulatory and third party approvals, to close in the first quarter of 2005. The Goldman Sachs Group, Inc., through its ownership of Cogentrix Energy, Inc. already owns indirect beneficial interests in the Partnership through the general partner interest of JMC Selkirk, Inc. and limited partner interests of JMC Selkirk, Inc. and PentaGen Investors, L.P.

NEGT owns an indirect interest in the Partnership and its wholly owned subsidiary, Selkirk Cogen Funding Corporation. NEGT manages the Partnership through its indirect, wholly owned subsidiaries, JMC Selkirk, Inc., the Partnership’s managing general partner, and JMCS I Management, Inc., the Partnership’s project management firm.

NEGT’s indirect ownership interest in the general partner interest of JMC Selkirk, Inc. and the limited partner interests of JMC Selkirk, Inc. and PentaGen Investors, L.P. in the Partnership are included within the sale as contemplated by the GS Power Agreement (the “GS Power Sale”). NEGT’s indirect ownership interest in JMCS I Management, Inc. is also included in the GS Power Sale. As presently contemplated, the GS Power Sale, if consummated, is not expected to alter the ability of JMC Selkirk, Inc. or JMCS I Management, Inc. to manage the Partnership.

Credit Ratings

On September 17, 2004, Moody’s Investors Services (“Moody’s”) issued a credit opinion confirming Selkirk Cogen Funding Corporation’s senior secured debt rating at Baa3 with a stable rating outlook. In this credit opinion, Moody’s stated that the rating considers the September 15, 2004 announcement by NEGT concerning the GS Power Agreement, which includes NEGT’s indirect ownership in the Partnership.

On September 24, 2004 Standard and Poor’s (“S&P”) issued a bulletin stating it does not expect the recent announcement by NEGT concerning the GS Power Agreement to affect the rating on

1

the senior secured debt of Selkirk Cogen Funding Corporation. That rating is currently BBB- with a stable rating outlook. S&P also stated that it was analyzing the possible effects of the proposed ownership change on the Partnership.

Cautionary Statement Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K includes forward-looking statements about the future that are necessarily subject to various risks and uncertainties. Use of words like “anticipate,” “estimate,” “intend,” “project,” “plan,” “expect,” “will,” “believe,” “could,” and similar expressions help identify forward-looking statements under the Private Securities Litigation Reform Act. These statements are based on current expectations and assumptions, which the Partnership believes are reasonable and on information currently available to the Partnership. Actual results could differ materially from those contemplated by the forward-looking statements. Consequently, the forward-looking statements in this Current Report should not be regarded as representations by the Partnership or any other person that the expected outcomes can or will be achieved. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements are described in the Partnership’s Annual Report on Form 10-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SELKIRK COGEN PARTNERS, L.P.
By: JMC SELKIRK, INC. Managing General Partner
Date: September 30, 2004	/s/ J. TRACY MEY Name: J. Tracy Mey Title: Controller and Chief Accounting Officer
SELKIRK COGEN FUNDING CORPORATION
Date: September 30, 2004	/s/ J. TRACY MEY Name: J. Tracy Mey Title: Controller and Chief Accounting Officer

3